Exhibit 4(b)

                       [Form of Callable/Redeemable Note]


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE NOTES IN CERTIFICATED FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (THE "DEPOSITARY"), TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY NOTE ISSUED UPON SUCH TRANSFER OR EXCHANGE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY SUCH PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                      REGISTERED


                               CUSIP NO. 552673AX3

NO.                              U.S. $200,000.000



                         MCI COMMUNICATIONS CORPORATION

               6.125% Callable/Redeemable Note DUE April 15, 2012


                  MCI COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), for value received promises to pay to

                                   CEDE & CO.
                        c/o THE DEPOSITORY TRUST COMPANY
                                 55 WATER STREET
                            NEW YORK, NEW YORK 10041

, or registered assigns, the principal sum of

                           TWO HUNDRED MILLION DOLLARS
on April 15, 2012 (the "Callable/Redeemable Notes Final Maturity Date"), unless redeemed prior thereto in accordance with the provisions hereof, and to pay interest thereon at the initial interest rate per annum of 6.125% (which interest rate may be reset as provided herein), semiannually in arrears on April 15, and October 15 of each year, commencing October 15, 1998 (each, an "Interest Payment Date"), to the holder of this Note as of the close of business on the Regular Record Date, as defined below, with respect to such Interest Payment Date, until the principal hereof is paid or duly made available for payment.

                  Interest payments for this Note will be computed on the basis of a 360-day year of twelve 30-day months. Interest payable on this Note on any Interest Payment Date will include interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including April 22, 1998 if no interest has been paid or duly provided for with respect to this Note) to but excluding such Interest Payment Date. If any Interest Payment Date, Redemption Date (as defined herein), the Coupon Reset Date (as defined herein) or the Callable/Redeemable Notes Final Maturity Date falls on a day that is not a Business Day, as defined below, the required payment of principal and/or interest with respect to such Interest Payment Date, Redemption Date, Coupon Reset Date or Callable/Redeemable Notes Final Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Coupon Reset Date or Callable/Redeemable Notes Final Maturity Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or by executive order to close in the City of New York.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this
Note is registered in the Security Register of the Company as of the close of business on the "Regular Record Date" for such interest payment, which shall be the fifteenth calendar day (whether or not a Business Day) preceding such Interest Payment Date.

                  The principal of this Note will be payable only against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York.

                  All payments of principal of or interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  This Note is subject to either a call by the Callholder (as defined herein) or mandatory redemption by the Company, from the holders thereof, on April 15, 2002 (the "Coupon Reset Date"), at the prices and in the manner described herein.

                  This Note is also redeemable, in whole or in part, at the option of the Company at any time after the Coupon Reset Date at the redemption price and in the manner described herein.

                  All payments of principal and interest in respect of this Note will be made by the Company in immediately available funds.

                  The Callable/Redeemable Notes are issuable only in fully registered form without coupons in denominations of $25,000 and any integral multiple of $1,000 in excess thereof.

                  Reference is hereby made to the further provisions of this Note set forth after the Trustee's Certificate of Authentication, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture, as each such term is defined below, directly or through an Authenticating Agent, by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

Dated:  April 22, 1998


                                             MCI COMMUNICATIONS CORPORATION

                                             By:


[SEAL]                                          Vice President and Treasurer

                                            Attest:


                                               Secretary or Assistant Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:


         Authorized Signatory

                         MCI COMMUNICATIONS CORPORATION

               6.125% Callable/Redeemable Note DUE April 15, 2012


                  This Note is one of the duly authorized senior securities (collectively, the "Debt Securities") of the Company to be issued under an Indenture between the Company and Citibank, N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under such indenture), dated as of February 17, 1995, as supplemented by Supplement No. 1, dated as of October 4, 1996, and Supplement No. 2, dated as of March 12, 1998 (as so supplemented, the "Indenture"), to which Indenture and all supplements thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the duly authorized series of Debt Securities designated as the "6.125% Callable/Redeemable Notes due April 15, 2012" (collectively, the "Notes"), and the aggregate principal amount of Notes to be issued under such series is limited to $700,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes). All terms used but not defined or specified in this Note shall have the meanings assigned to such terms in the Indenture.

                  On the Coupon Reset Date this Note will either be (i) purchased in whole but not in part by the Callholder (as defined below) pursuant to the Call Option (as defined below), and the interest rate of this Note shall be reset pursuant to the procedures set forth in Section III hereof (the "Coupon Reset Process"), or (ii) redeemed in whole but not in part by the Company pursuant to the Mandatory Redemption Obligation (as defined below).

         I.       Call Option.

                  A. The Company (or its successor or assign) has the right to purchase the Callable/Redeemable Notes, in whole but not in part (the "Call Option"), at a price equal to 100% of the principal amount of such Note (the "Call Price"), on the Coupon Reset Date. The Company, as holder of the Call Option in respect of this Note, or any person to which the Call Option is assigned in accordance with the terms hereof, is referred to herein as the "Callholder." Any agreement pursuant to which the Call Option is assigned by the Company, or by any subsequent Callholder, pursuant to the terms hereof is referred to herein as an "Assignment Agreement" The Company and, if different, the Callholder, will promptly notify the Trustee whenever the Call Option is assigned and will provide the Trustee with the identity and address of the new Callholder.

                  If the Callholder exercises its rights under the Call Option in accordance with the terms hereof, then

                  (i) not later than 2:00 p.m., New York City time on the Business Day prior to the Coupon Reset Date, the Callholder shall deliver the Call Price in immediately available funds to the Trustee for payment thereof on the Coupon Reset Date and

                  (ii) the holders of the Notes will be required to deliver such Notes to the Callholder against payment therefor on the Coupon Reset Date.

No holder of the Notes or any interest therein shall have any right or claim against the Callholder as a result of the Callholder not purchasing the Notes.

                  B. Notice. The Callholder must deliver an irrevocable, written notice (the "Call Notice") to the Trustee of its exercise of such Call Option prior to 4:00 p.m., New York City time, on a day that is no later than fifteen
(15) calendar days prior to the Coupon Reset Date (the "Call Notice Date"). The Call Notice shall contain the requisite delivery details, including the identification of such Callholder's account with the Depositary. The Trustee shall send a copy of the Call Notice to the Holders of the Notes no later than the immediately succeeding Business Day.

                  C. Termination of Call Option. The Call Option will automatically and immediately terminate, no payment will be due hereunder to or from the Callholder (unless specified otherwise in any applicable Assignment Agreement), and the Coupon Reset Process will terminate, if any of the following occurs:

                  (i) the Callholder fails to deliver the Call Notice to the Trustee prior to 4:00 p.m., New York City time, on a day no later than fifteen (15) calendar days prior to the Coupon Reset Date;

                  (ii) on the Bid Date (as defined below), the Treasury Rate (as defined below) is greater than 5.597%;

                  (iii) on the Bid Date, fewer than two Dealers (as defined below) submit timely Bids (as defined below) substantially as provided in paragraph III.B. hereof;

                  (iv) the Callholder fails to pay the Call Price by 2:00 p.m., New York City time, on the Business Day prior to the Coupon Reset Date;

                  (v) the Company exercises any option to redeem the Notes on the Coupon Reset Date (an "Overcall Option"), it may have pursuant to an Assignment Agreement; or

                  (vi) the Callholder exercises any right it may have to terminate an Assignment Agreement according to its terms.

                  D. Trustee Notification. The Company and, if different, the Callholder will promptly notify the Trustee in writing of the termination of the Call Option. The Trustee will promptly thereafter notify the Holders of the Notes that the Company will be required to redeem the Notes pursuant to the Mandatory Redemption Obligation.

                  E. Successors and Assigns. The Callholder may at any time assign its rights and obligations under the Call Option; provided that (i) such rights and obligations are assigned in whole and not in part and (ii) such assigning Callholder provides the Trustee and the Company with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee shall treat the assignee as the Callholder for all purposes hereunder. The Callholder may assign its rights under the Call Option without notice to, or consent of, the holders of the Notes.

                  F. Tax Treatment. For United States Federal income tax purposes, (i) the Company and each person who holds this Note on or prior to the Coupon Reset Date agree to treat such Note as a fixed rate debt instrument that matures on such Date, and (ii) the Company and each person who holds this Note after the Coupon Reset Date agree to treat such Note as a fixed rate debt instrument that is issued by the Company on such Date.

         II.      Mandatory Redemption Obligation.

                  By its purchase of a Note, each holder irrevocably agrees that, if the Call Option terminates as set forth in Section I.C. above, the Company will be obligated to purchase the Notes, in whole but not in part, on the Coupon Reset Date at a price equal to 100% of the aggregate principal amount thereof plus all accrued and unpaid interest (the "Mandatory Redemption Price").

                  In such event, the Company shall deliver the Mandatory Redemption Price in immediately available funds to the Trustee by no later than 12:00 noon, New York City time, on the Coupon Reset Date and the holders of the Notes will be required to deliver the Notes to the Company against payment therefor on the Coupon Reset Date through the facilities of the Depositary. No holder of Notes or any interest therein has the right to consent or object to the Company's exercise of the Mandatory Redemption Obligation. The provisions of this Section may not be amended or waived without the consent of the Company and all of the holders of the Callable/Redeemable Notes. On or before the Company's exercise of the Mandatory Redemption Obligation, the Company shall notify the Trustee and the Trustee shall notify the holders of the Callable/Redeemable Notes that the Company is exercising the Mandatory Redemption Obligation.

         III.     Coupon Reset Process.

                  A. Appointment of Calculation Agent. NationsBanc Montgomery Securities LLC, or its successors or assigns, will be the calculation agent with respect to the Notes (in such capacity, the "Calculation Agent").

                  B. Coupon Reset Process. If the Callholder timely exercises the Call Option with respect to the Notes, then the Company and the Calculation Agent shall complete the following steps in order to determine the interest rate ("Coupon Reset Rate") to be paid on such Notes from and including the Coupon Reset Date through but excluding the Callable/Redeemable Notes Final Maturity Date; provided that the Coupon Reset Process shall be discontinued if, at any time prior to and including the Coupon Reset Date, the Call Option terminates in accordance with paragraph I.C. hereof. The Company and the Calculation Agent shall use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

                  (i) The Company shall provide the Calculation Agent with a list (a "Dealer List"), no later than seven Business Days prior to the Coupon Reset Date, containing the names and addresses of five dealers, one of which shall be the Callholder, from which it desires the Calculation Agent to obtain the Bids for the purchase of the Notes.

                  (ii) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer ("Dealer") on the Dealer List (a) a copy of the prospectus supplement and accompanying prospectus relating to the Notes, (b) a copy of the form of the Notes, and (c) a written request that each such Dealer submit a Bid to the Calculation Agent no later than 12:00 noon, New York City time, on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). In the event that a Market Disruption Event shall have occurred and be continuing on the Bid Date, the Calculation Agent may extend the date and time by which Bids must be submitted, but in no event shall such extension exceed 48 hours in duration. "Market Disruption Event" shall mean any of the following:
         (i) the suspension or material limitation of trading generally on the American Stock Exchange, New York Stock Exchange or NASDAQ NMS, (ii) the fixing of minimum or maximum prices for trading, or of maximum ranges for prices, by either of said exchanges or by such system, or by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, (iii) the declaration of a banking moratorium by either Federal or New York authorities, (iv) the occurrence of a material adverse change in the financial markets in the United States or the international financial markets, (v) any outbreak of hostilities or escalation thereof or other calamity or crisis or any material adverse change or development involving a prospective material adverse change in national or international political, financial or economic conditions. "Bid" shall mean an irrevocable written offer given by a Dealer for the purchase of the Notes settling on the Coupon Reset Date and shall be quoted by such Dealer at a stated yield to maturity on the Notes ("Yield to Maturity"). Each Dealer shall be provided with (a) the name of the Company, (b) the Purchase Price (which shall be stated as a US Dollar amount and be calculated by the Calculation Agent in accordance with clause (iii) below), (c) the principal amount and Callable/Redeemable Notes Final Maturity Date of the Notes and (d) the method by which interest will be calculated on the Notes.

                  (iii) The purchase price to be paid by any Dealer for the Notes (the "Purchase Price") shall be equal to (x) the aggregate principal amount of such series of Notes plus (y) a premium (a "Notes Premium") which shall be equal to the excess, if any of (A) the discounted present value to the Coupon Reset Date of a bond with a maturity of April 15, 2012, a per annum interest rate equal to 5.597% semi-annual interest payments on each April 15 and October 15 commencing October 15, 2002, on a principal amount of $700,000,000, and assuming a discount rate equal to the Treasury Rate over (B) $700,000,000;

                  "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run ten-year United States Treasury Security per Telerate page 500 at 11:00 a.m., New York City time on the Bid Date (or such other date or time that may be agreed upon by the Company and the Calculation Agent) or, if such rate does not appear on Telerate page 500 at such time, the rates on GovPx End-of-Day Pricing at 3:00 p.m. on the Bid Date.

                  (iv) Following receipt of the Bids, the Calculation Agent shall immediately notify the Company, setting forth (a) the names of each of the Dealers from which the Calculation Agent received Bids, (b) the Bid submitted by each such Dealer and (c) the Purchase Price as determined pursuant to clause (iii) hereof. Unless the Call Option has terminated in accordance with Section I.C. hereof, the Calculation Agent shall thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid") and set the Coupon Reset Rate for Notes equal to the interest rate which would amortize the Notes Premium fully over the term of the Notes at the Yield to Maturity indicated by the Selected Bid, provided, however, that if the Calculation Agent has not received a timely Bid from all Dealers, the Selected Bid shall be the lowest of all Bids received by such time; and provided, further, that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected
         Bid).

                  (v) Immediately after calculating the Coupon Reset Rate, the Calculation Agent shall provide written notice to the Company and the Trustee, setting forth such Coupon Reset Rate. The Coupon Reset Rate on the Notes will be effective from and including the Coupon Reset Date. The Coupon Reset Rate determined by the Calculation Agent shall, absent manifest error, be binding on the Company and the Trustee.

                  (vi) The Callholder shall sell such Notes to the Dealer that made the Selected Bid at the Purchase Price, such sale to be settled on the Coupon Reset Date in immediately available funds.

                  (C) Rights and Liabilities of Calculation Agent. The Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in such capacity in reliance upon any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine.
Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Company made or given by it and sent, delivered or directed to the Calculation
Agent under, pursuant to, or as permitted by, any provision of this Note or the Indenture shall be sufficient for purposes of this Note and the Indenture if such communication is in writing and signed by any officer or attorney-in-fact of the Company. The Calculation Agent may consult with counsel satisfactory to it and the advice of such counsel shall constitute full and complete authorization and protection of the Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the advice of such counsel.

                  (D) Right of Calculation Agent to Own Callable/ Redeemable Notes, etc. The Calculation Agent and its officers, employees and shareholders, may become owners of, or acquire any interests in, the Callable/Redeemable Notes, with the same rights as if such Calculation Agent were not the Calculation Agent hereunder. The Calculation Agent may engage in, or have an interest in, any financial or other transaction with the Company or any of its affiliates as if such Calculation Agent were not the Calculation Agent hereunder.

                  (E) Duties of Calculation Agent. In acting in connection with the Callable/Redeemable Notes, the Calculation Agent shall be obligated only to perform such duties as are specifically set forth herein and in the Indenture and no other duties or obligations on the part of the Calculation Agent, in its capacity as such, shall be implied by the Notes or the Indenture. In acting under the Notes and the Indenture, the Calculation Agent (in its capacity as such) assumes no obligation towards, or any relationship of agency or trust for or with, the holders of the Callable/Redeemable Notes.

                  (F) Termination, Resignation or Removal of Calculation Agent. The Company may at any time appoint a new Calculation Agent if the Calculation Agent has resigned or if Reasonable Cause otherwise exists at such time by giving written notice to the existing Calculation Agent and specifying the date when the termination shall become effective. "Reasonable Cause" shall mean the failure or inability of such Calculation Agent to perform any obligations it may have hereunder for any reason. If a new Calculation Agent is appointed pursuant to this provision, the Company shall promptly provide the Trustee with notice thereof.

                  (G) Appointment of Successor Calculation Agent. Any successor Calculation Agent appointed by the Company pursuant to the provisions of paragraph III.F. or otherwise shall execute and deliver to the initial Calculation Agent and to the Company an instrument accepting such appointment and thereupon such successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the initial Calculation Agent, with like effect as if originally named as initial Calculation Agent hereunder, and the initial Calculation Agent shall thereupon be obligated to deliver, and such successor Calculation Agent shall be entitled to receive, copies of any available records maintained by the initial Calculation Agent in connection with the performance of its obligations hereunder. The Company shall notify the Trustee in writing upon any such appointment.

                  (H) Merger, Consolidation or Sale of Business by Calculation Agent. Any entity into which the Calculation Agent may be merged, converted or consolidated, or any entity resulting from any merger, conversion or consolidation to which such Calculation Agent may be a party, or any to which such Calculation Agent may sell or otherwise transfer all or substantially all of its business, shall, to the extent permitted by applicable law, automatically succeed such Calculation Agent.

         IV.      Redemption After the Coupon Reset Date.

                  This Note is redeemable, in whole or in part, at the option of the Company at any time after the Coupon Reset Date.

                  A. The redemption price (the "Redemption Price") shall be equal to the greater of (i) 100% of the principal amount of the Notes redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date specified by the Company in the notice delivered pursuant to Section IV.B. hereof (the "Redemption Date") discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) (determined on the third Business Day preceding such Redemption Date), plus, in each case, accrued and unpaid interest thereon to the Redemption Date.

                  B. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption and such Notes or portions thereof shall no longer be deemed outstanding for any purpose.

                  C. "Adjusted Treasury Rate" means (i) the arithmetic mean of the yields under the heading "Week Ending" published in the Statistical Release most recently published prior to the date of determination under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the Redemption Date, of the principal being redeemed plus (ii) 0.15%. If no maturity set forth under such heading exactly corresponds to the maturity of such principal, yields for the two published maturities most closely corresponding to the maturity of such principal shall be calculated pursuant to the immediately preceding sentence, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of the relevant periods to the nearest month.

                  D. "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the terms of the Notes, then such other reasonably comparable index which shall be designated by the Company.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding, as defined in the Indenture, may declare the principal of all Notes due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected thereby under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected thereby at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of each such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture, and subject to certain limitations herein and therein set forth, the transfer of this Note may be registered in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, in authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  As provided in the Indenture, and subject to certain limitations herein and therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes having the same terms and conditions, in authorized denominations, as requested by the Holder surrendering the same.

                  No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Notes are issuable only in fully registered form without coupons in denominations of $25,000 and any integral multiple of $1,000 in excess thereof.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Notes  shall not be subject to  defeasance  as provided in
Article XV of the Indenture prior to the day after the Coupon

Reset Date. After the Coupon Reset Date, the Notes shall be subject to defeasance as set forth in such Article.

                  The Indenture and the Notes shall be deemed to be contracts made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of said State.

                  The Notes will not be entitled to the benefits of any sinking fund.

                                  ABBREVIATIONS


                  The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.


         UNIF GIFT MIN ACT --
                                                                  (Cust)

                            Custodian
                                                                 (Minor)

                        Under Uniform Gifts to Minors Act



                                                               (State)


         TEN COM -- as tenants in common
         TEN ENT -- as tenants by the entireties
         JT TEN  -- as joint tenants with right of survivorship
                            and not as tenants in common


                  Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto




Please Insert Social Security Number or Other Identifying Number of Assignee:






PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE:











the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:


                                               NOTICE:  The  signature  to  this
                                               assignment  must  correspond with
                                               the name as written upon the face
                                               of this Note in every particular,
                                               without alteration or enlargement
                                               or any change whatsoever.

                                              SIGNATURE GUARANTEE

                                               -------------------------------